Contacts:  William R. Gargiulo, Jr.   231.526.1244
Michele Greco, CFO       312.595.9123

Sharon Meckes Joins The Female Health Company
Board of Directors

CHICAGO (March 23, 2015) -- The Female Health Company (NASDAQ-CM: FHCO) (the “Company”), which manufactures and markets the FC2 Female Condom, today announced that Sharon Meckes has joined the Company’s Board of Directors.

Ms. Meckes has extensive experience in the health care industry, particularly in the women’s health field.  As head of IUD Consumer Marketing at Bayer Healthcare Pharmaceuticals, Ms. Meckes managed all consumer-facing efforts for Bayer’s $600+ million IUD portfolio.  Previously at Bayer, she served as Launch Lead for the Skyla® IUD and as Deputy Director of New Product Planning for Women’s Healthcare.  She has also held numerous consumer healthcare positions at Pfizer, Inc. and Warner-Lambert Company.

“Sharon will bring to our Company tremendous experience in successfully marketing female health products to professionals and consumers, as well as extensive knowledge in identifying, evaluating, and selecting potential health care company and product acquisition candidates,” stated Karen King, President and Chief Executive Officer of The Female Health Company.  “We are delighted to have Sharon join our Board and believe she will be a great asset as we execute our growth strategy in coming years.”

Ms. Meckes holds a Masters in Business degree from Pennsylvania State University and a B.S. in Marketing from Pennsylvania State University.

About The Female Health Company

The Female Health Company, based in Chicago, Illinois, manufactures and markets the FC2 Female Condom® (FC2). Since the Company began distributing FC2 in 2007, the product has been shipped to 144 countries. The Company owns certain worldwide rights to the FC2 Female Condom®, including patents that have been issued in a number of countries around the world. The patents cover key aspects of FC2, including its overall design and manufacturing process.  The FC2 Female Condom® is the only currently available female-controlled product approved by FDA that offers dual protection against sexually transmitted infections, including HIV/AIDS, and unintended pregnancy. The World Health Organization (WHO) has cleared FC2 for purchase by U.N. agencies.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995

The statements in this release which are not historical fact are "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this release include statements relating to the Company's ability to successfully implement its growth strategy, and the effect of such strategy on the Company's business and results of operations.  These statements are based upon the Company's current plans and strategies, and reflect the Company's current assessment of the risks and uncertainties related to its business, and are made as of the date of this release.  The Company assumes no obligation to update any forward-looking statements contained in this release as a result of new information or future events, developments or circumstances. Such forward-looking statements are inherently subject to known and unknown risks and uncertainties. The Company's actual results and future developments could differ materially from the results or developments expressed in, or implied by, these forward-looking statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, the following:  product demand and market acceptance; competition in the Company's markets and the risk of new competitors and new competitive product introductions; government contracting risks, including the appropriations process and funding priorities, potential bureaucratic delays in awarding contracts, process errors, politics or other pressures, and the risk that government tenders and contracts may be subject to cancellation, delay or restructuring; a governmental tender award indicates acceptance of the bidder's price rather than an order or guarantee of the purchase of any minimum number of units, and as a result government ministries or other public sector customers may order and purchase fewer units than the full maximum tender amount; the Company's reliance on its international partners in the consumer sector and on the level of spending on the female condom by country governments, global donors and other public health organizations in the global public sector; the economic and business environment and the impact of government pressures; risks involved in doing business on an international level, including currency risks, regulatory requirements, political risks, export restrictions and other trade barriers; the Company's production capacity, efficiency and supply constraints; the Company’s ability to identify, successfully negotiate and complete suitable acquisitions or other strategic initiatives; the Company’s ability to successfully integrate acquired businesses, technologies or products; and other risks detailed in the Company's press releases, shareholder communications and Securities and Exchange Commission filings, including the Company's Form 10-K for the year ended September 30, 2014.  Actual events affecting the Company and the impact of such events on the Company's operations may vary from those currently anticipated.

For more information about the Female Health Company visit the Company's website at http://www.femalehealth.com and http://www.femalecondom.org. If you would like to be added to the Company's e-mail alert list, please send an e-mail to FHCInvestor@femalehealthcompany.com.